Exhibit 99.1

I-many Press Release	Press Release

Company Contact

Kevin Harris

Chief Financial Officer

(732) 452-1515

Kharris@imany.com

I-many Releases First-Quarter 2005 Results

EDISON, N.J —April 26, 2005—I-many, Inc. (NASDAQ:IMNY), the leading provider of advanced business solutions for managing corporate commitments, reported financial results for the first quarter 2005.

Net revenues for the first quarter totaled $8.9 million, a decrease of 6.2% versus $9.5 million reported in the fourth quarter of 2004 and a decrease of 21.8% versus $11.4 million reported in the first quarter of 2004. License revenue of $2.1 million decreased 29.2% from $2.9 million in the fourth quarter of 2004 and decreased 57.7% from $4.9 million in the first quarter of 2004. Service revenue of $6.9 million increased 4.1% from $6.6 million in the fourth quarter of 2004 and increased 5.1% from $6.5 million in the first quarter of 2004. The company also signed additional license and subscription deals in the first quarter totaling $1.4 million that are not reflected in current revenue.

GAAP loss for the first quarter of 2005 was $(0.04) per share which was the same as in the first quarter 2004. On a pro forma basis, first quarter 2005 loss per share was $(0.02) versus a pro forma profit per share of $0.04 in the first quarter 2004. Pro forma net income/(loss) per share differs from GAAP loss per share as it excludes impairment of goodwill and acquired intangible assets, amortization of acquired intangibles, depreciation expense, non-cash option and warrant charges, acquired in process research and development and restructuring and other charges. A more detailed reconciliation of the differences between pro forma and GAAP results is included in the financial tables in this press release.

Quarter-end cash, restricted cash and short-term investments decreased to $19.2 million as of March 31, 2005 versus $21.5 million as of December 31, 2004 and $22.7 million as of March 31, 2004.

I-many ceo and president A. Leigh Powell commented, “We are off to a solid start toward reaching our goals for 2005. In the first quarter, I-many was able to continue a trend of adding significant numbers of new clients as well as increase service revenue, build our base of future subscription revenue, increase pipeline and prepare the Company for a strong second quarter and full year 2005. Our exceptional service showing also reflects our success in delivering results for our clients, including more than 50 project go-lives over the past 12 months. This commitment to client success, domain expertise and significant new product introductions are key components to meeting our long-term goals and fulfilling our potential.”

Transactions in the quarter included companies such as Dava Pharmaceutical, Teva Pharmaceutical, Oscient Pharmaceutical and American Pharma Partners.

Regarding guidance, I-many is reaffirming its prior outlook for revenue and expense and updating its cash goals for 2005:

•	Revenues of approximately $42 to $46 million;

•	Total GAAP operating expenses, including cost of revenue, of approximately $44 million;

•	Total pro forma cash operating expense of approximately $40 to $42 million (pro forma cash operating expenses differ from GAAP operating expenses by excluding impairment of goodwill and acquired intangible assets, amortization of acquired intangibles, depreciation expense, non-cash option and warrant charges, in process research and development and restructuring and other charges);

•	Cash, restricted cash and short-term investments of $19 - $22 million at year end.

I-many will hold a conference call tomorrow, Wednesday, April 27th, 2005, at 10:00 a.m. Eastern Time. The call-in number is (800) 299-6183, passcode 23296242. The call is also being webcast and can be accessed at I-many’s web site at www.imany.com.

Use of Non-GAAP Financial Information

The Company supplements its GAAP financial statements with non-GAAP, or pro forma measures of operating results. This non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP. These adjusted results exclude certain costs, expenses, gains and losses, and we believe their exclusion can enhance an overall understanding of our past operational performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the operating performance of the Company as opposed to GAAP results, which may include non-recurring, infrequent or other non-cash charges associated with restructuring, amortization of purchased intangibles or impairment losses that are not material to the ongoing performance of the Company’s business. Company management uses these non-GAAP results as a basis for planning and forecasting core business activity in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

About I-many

I-many (NASDAQ: IMNY ) delivers advanced business solutions for managing corporate commitments. I-many solution suites comprehensively manage any type of commitment from contracts and obligations to payments and collections, maximizing revenue and delivering hard cost savings. For more information, visit the company at www.imany.com.

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein. Factors that could affect these results include: the risk of unforeseen technical or practical impediments to planned software development, which could affect the Company’s product release timetable; the possibility that current economic conditions will not improve as anticipated or will deteriorate; the possibility that extraordinary events outside the Company’s control could extend the length of the sales cycle for the Company’s products or make the market for the Company’s products more unpredictable; the risk that the Company’s historical dependence on the healthcare market will continue; the risk that the Company will not be successful in opening new markets for its products; and other risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission.

I-MANY, INC. AND SUBSIDIARIES

Consolidated Condensed Balance Sheets

(in thousands)

	March 31, 2005	December 31, 2004
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$3,788	$6,098
Restricted cash	76	161
Short-term investments and securities held for sale	14,654	14,610
Accounts receivable	7,835	9,964
Other current assets	877	518

Total current assets	27,230	31,351

Property and equipment, net	1,387	1,300
Restricted cash	656	663
Other assets	115	120
Acquired intangible assets, net	1,743	2,097
Goodwill, net	8,667	8,667

Total assets	$39,798	$44,198

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable and accrued expenses	$5,341	$6,571
Current portion of deferred revenue	8,488	9,975
Capital lease obligations	76	160

Total current liabilities	13,905	16,706

Deferred revenue, net of current portion	242	275
Other long-term liabilities	1,174	1,347

Stockholders’ equity	24,477	25,870

Total liabilities and stockholders’ equity	$39,798	$44,198

I-MANY, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three months ended March 31,
	2005	2004
Net Revenues:
Product	$2,077	$4,908
Services	6,857	6,522

Total net revenues	8,934	11,430

Cost of revenue	3,802	3,902

Gross profit	5,132	7,528

Operating expenses:
Sales and marketing	2,039	2,231
Research and development	3,046	3,510
General and administrative	1,144	1,665
Depreciation	180	211
Amortization of acquired intangible assets	355	331
Restructuring and other charges	(27)	1,147

Total operating expenses	6,737	9,095

Loss from operations	(1,605)	(1,567)

Other income, net	31	31

Net loss	$(1,574)	$(1,536)

Basic and diluted net loss per common share	$(0.04)	$(0.04)

Weighted average shares outstanding	42,863	40,652

I-MANY, INC. AND SUBSIDIARIES

Reconciliation of GAAP Loss to Pro Forma Loss

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2005	2004
GAAP net loss	$(1,574)	$(1,536)

Acquisition-related and other non-cash GAAP charges:
Amortization of acquired intangible assets	355	331
Depreciation expense	180	211
Non-cash option and warrant charges	102	1,863
Selectica merger transaction costs	43	0
Restructuring and other charges	(27)	1,147

Pro forma net income (loss)	$(921)	$2,016

Proforma net income (loss) per common share	$(0.02)	$0.04

Weighted average common shares outstanding	42,863	46,653

(1)	Pro forma amounts exclude charges for: impairment of goodwill and acquired intangible assets, amortization of acquired intangible assets, depreciation expense, non-cash option and warrant charges, in-process research and development, merger transaction costs and restructuring and other charges.